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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Persistence Software, Inc.:


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-76867 of Persistence Software, Inc. of our report dated March 2, 1999 (April 21, 1999 as to Note 11) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 2, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

San Jose, California

June 21, 1999